BERKSHIRE HOMES, INC.

5% PROMISSORY NOTE

Principal Amount: $[____] Original Issuance Date: [___] 2013

FOR VALUE RECEIVED Berkshire Homes, Inc., a Nevada corporation (the “Company”), promises to pay to [___] (“Holder”), the principal amount of [___] ($___) together with all accrued but unpaid interest, or such lesser amount as shall equal the then outstanding principal amount hereof together with all accrued but unpaid interest thereon, payable on the date that is twenty-four (24) months from the Original Issuance Date (the “Maturity Date”).

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.           Interest.

(a)  Interest shall accrue on the unpaid principal balance of this Note at the rate of five percent (5%) per annum.  Interest shall be calculated from and include the date hereof and shall be calculated on an actual/360-day basis. All accrued but unpaid interest shall be due and payable on the Maturity Date.

(b)           Notwithstanding anything to the contrary contained herein, in no event shall this or any other provision herein permit the collection of any interest which would be usurious under applicable law.  If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid under this Note shall include amounts which by law are deemed interest and which would exceed the maximum rate permitted by law, the Company stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Holder and the Company or the holder of this Note, and the party receiving such excess payments shall promptly credit such excess (only to the extent such payments are in excess of the maximum rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to the Company.

2.           Event of Default.

(a)           For purposes of this Note, an “Event of Default” means:

(i)           the Company shall default in any payment of principal and/or accrued interest on this Note when due; or

(ii)           the Company shall fail to materially perform any covenant, term, provision, condition, agreement or obligation of the Company under this Note (other than for non-payment) and such failure shall continue uncured for a period of ten (10) business days after notice from the Holder of such failure; or

(iii)           the Company shall (a) become insolvent; (b) admit in writing its inability to pay its debts generally as they mature; (c) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (d) apply for or consent to the appointment of a trustee, liquidator, receiver or similar official for it or for a substantial part of its property or business; or

(iv)           a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(v)           any governmental agency or any court of competent jurisdiction at the insistence of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

(vi)           bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within thirty (30) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding; or

(vii)           the Company shall fail to pay when due or otherwise be in material default of any of its indebtedness that gives the holder thereof the right to accelerate such indebtedness.

(b)           Upon the occurrence of an Event of Default, the entire unpaid and outstanding indebtedness due under this Note shall be immediately due and payable without notice.

(c)           Upon the occurrence of an Event of Default, this Note shall bear interest at the rate of twelve percent (12%) per annum from the date of the Event of Default.

(d)           As soon as possible and in any event within 2 days after the Company becomes aware that an Event of Default has occurred, the Company shall notify the Holder in writing of the nature, extent and time of and the facts surrounding such Event of Default, and the action, if any, that the Company proposes to take with respect to such Event of Default.

2.           Prepayment.  The Company may prepay this Note at any time, in whole or in part, without penalty or premium.

3.           Miscellaneous.

(a)             Loss, Theft, Destruction or Mutilation of Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company and , in the case of mutilation, on surrender and cancellation of this Note (or what remains thereof), the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date of this Note.

(b)           Payment.  All payments under this Note shall be made in lawful tender of the United States no later than 5:30 pm, Eastern Standard Time, on the date on which such payment is due, by wire transfer of immediately available funds to the account identified by the Holder.

(c)           Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(e)           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought.

(f)           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing sent by mail, facsimile with printed confirmation, nationally recognized overnight carrier or personal delivery and shall be effective upon actual receipt of such notice, to the following addresses until notice is received that any such address or contact information has been changed:

To the Company:

Berkshire Homes, Inc.
237 East Camelback Road
Suite 60
Phoenix, AZ 85016

Facsimile:	____________

To Holder:

Facsimile:	____________

(g)           Expenses; Attorneys’ Fees.  If action is instituted to enforce or collect this Note, the Company promises to pay or reimburse all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by the Holder in connection with such action.

(h)           Successors and Assigns.  This Note may be assigned or transferred by the Holder with the written consent of the Company.  Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the parties.

(i)           No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Holder, any right, option, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, option, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, option, remedy, power or privilege.  The rights, options, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, options, remedies, powers and privileges provided by law.

(j)           Governing Law; Jurisdiction.  THE PARTIES HEREBY AGREE THAT THIS NOTE IS MADE AND ENTERED INTO IN THE STATE OF NEW YORK AND FURTHER AGREE THAT ALL ACTS REQUIRED BY THIS NOTE AND ALL PERFORMANCE HEREUNDER ARE INTENDED TO OCCUR IN THE STATE OF NEW YORK. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION OF THE STATE OR FEDERAL  COURTS OF THE STATE OF  NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.  EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, (A) ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT; AND (B) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FINAL JUDGMENT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON EACH PARTY DULY SERVED WITH PROCESS THEREIN AND MAY BE ENFORCED IN THE COURTS OF THE JURISDICTION OF WHICH EITHER PARTY OR ANY OF THEIR PROPERTY IS SUBJECT, BY A SUIT UPON SUCH JUDGMENT.  THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY.

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first above written by its duly authorized officer.

BERKSHIRE HOMES, INC.

By: __________________________
Name:
Title:

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